Project Joint Venture Agreement

This Joint Venture Agreement, made this 1st day of May 2012, is by and between Convenience TV Inc., a Nevada corporation having its principal place of business at 3540 Wilshire Blvd., Suite 824, Los Angeles, California 90010 ("the **Company**") and Autumn Peach Worldwide Inc., a British Virgin Islands corporation having its principal place of business at PO Box 905, Road Town, Tortola, BVI ("the **Producer**") (the Company and the Producer being hereinafter collectively called the **Parties**).

WITNESSETH

Whereas the Company is in the business of developing, launching and managing private television networks for the purpose of advertising, and marketing products for distribution to customers while shopping at convenience and grocery store locations throughout North America; and,

Whereas the Producer is in the business of producing natural spices in a hygienic and socially responsible manner, under the brand name of Culinary Truths, and wishes to market and distribute those products in North America; and

Whereas the Parties are mutually interested in creating a Joint Venture to market and distribute Culinary Truths brand products and provide digital marketing devices to promote sales.

Now, therefore, in consideration of the foregoing, the Parties agree as follows:

1. Producer supplies cinnamon on consignment to distributors in the US and Canada. Company will have the right to sell the cinnamon in the US and Canada and will be able to draw inventory from the local distributors. Product will be paid for by the end user to the various distributors; and,
2. Company will receive a commission of 10 % per sale for products sold by the Company or its affiliates; and,
3. Company will supply its expertise in screen placement within the designated locations; and,
4. Producer's distributors will be responsible for the ordering and payment of equipment as required; and,
5. Producer and/or its distributors will designate the store locations and aid Company in installations; and,
6. Company will have the rights to sell, where appropriate, third party advertising; and,
7. Company will pay Producer 20% of the net billing advertising revenue; and,
8. The initial Term of this agreement shall be 5 years, with annual renewals based upon mutually acceptable terms.

CONVENIENCE TV INC.

Per: [signature]

1/5/2012

For and on behalf of
AUTUMN PEACH WORLDWIDE INC

[signature]
Authorized Signature(s)

1.5.2012